Exhibit 10.3

STEEL EXCEL INC.

AMENDMENT NO. 3
TO
2004 EQUITY INCENTIVE PLAN

Pursuant to Section 15 of the Steel Excel  Inc. 2004 Equity Incentive Plan, as amended as of August 20, 2008, and further amended on November 17, 2011 (the “Plan”), the Plan is hereby further amended as follows, effective as of August 7, 2012:

1.             Section 10(a) of the Plan is amended to delete the sentence “Restricted Stock may not vest for at least one year from the date of grant.”

Except as modified by this Amendment No. 3, the Plan shall remain unchanged and shall remain in full force and effect.